SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 25, 2003

WHITMAN EDUCATION GROUP, INC.

(Exact name of registrant as specified in its Charter)

Florida (State or other jurisdiction of incorporation or organization)	1-13722 (Commission File Number)

4400 Biscayne Boulevard, Miami, Florida (Address of principal executive offices)	33137 (Zip Code)

22-2246554
(IRS Employer Identification No.)

(305) 575-6510
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7.            Financial Statements and Exhibits.

The Company currently occupies approximately 13,849 square feet of administrative offices in Miami, Florida, which are owned by IVAX Corporation. The lease between the Company and IVAX Corporation may be terminated on 180 days notice and provides for an annual rental of $302,827. Dr. Frost, the Chairman of the Board and a principal shareholder of the Company, is also the Chairman of the Board, Chief Executive Officer and a principal shareholder of IVAX Corporation and Neil Flanzraich, a director of the Company, is Vice Chairman and President of IVAX Corporation. Mr. Pfenniger, the Company’s Chief Executive Officer and a director, is also a director of IVAX Corporation.

(c)       Exhibits

10.1    Lease, dated as of February 28, 1997, by and between the Registrant and IVAX Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITMAN EDUCATION GROUP, INC.
By:	/S/ FERNANDO L. FERNANDEZ

Vice President of Finance, Chief Financial Officer, Treasurer and Secretary

Date: March 25, 2003

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease, dated as of February 28, 1997, by and between the Registrant and IVAX Corporation.